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                      [LETTERHEAD FOR FREEBERG & FREEBERG]




To the Board of Directors
Premier Mortgage Corp.:
Roslyn Heights, New York


We consent to the use herein of our report dated April 2, 1996 relating to the financial statements of Premier Mortgage Corp. as of December 31, 1995 and for the years ended December 31, 1995 and 1994 and the reference to our firm under the heading "Selected Financial Data" in Pre Effective Amendment No. 2 to Form S-1 Registration Statement and related prospectus of PMCC Financial Corp.



                                        /s/ Freeberg & Freeberg
                                        -----------------------------
                                            Freeberg & Freeberg


Westbury, New York
January 27, 1998